The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov(http://www.sec.gov/). Alternatively, the Depositor, the underwriter or the dealer participating in this offering will arrange to send you the prospectus at no charge if you request it by calling 1-800-503-4611.

File No. 333-129704-04

Free Writing Prospectus dated May 10, 2007

Popular ABS Mortgage Pass-Through Trust
2007-A
Issuing Entity

$360,430,000
(Approximate, Subject to a +/- 5% Variance)

Marketing Materials

Popular ABS, Inc.
Depositor

Equity One, Inc.
Servicer and Sponsor

Popular Mortgage Servicing, Inc.
Subservicer

DEUTSCHE BANK SECURITIES
Sole Underwriter

File No. 333-129704-04

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-503-4611.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes any information contained in any prior similar materials relating to the securities. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the Securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities, until we have accepted your offer to purchase securities.

You are advised that the terms of the securities, and the characteristics of the pool assets backing them, may change (due, among other things, to the possibility that the assets that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different assets may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the assets and securities having the characteristics described in these materials. If for any reason the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

File No. 333-129704-[4]

FOR ADDITIONAL INFORMATION PLEASE CALL

Deutsche Bank Securities

Banking
Michael Ciuffo	212-250-7905
Randal Johnson	212-250-1245
Aarthi Sowrirajan	212-250-4377
Chris Gibson	212-250-8269

Syndicate
Brian Wiele	212-250-7730
Con Accibal	212-250-7730

Analytics
Tol Ho (modeling)	212-250-8560
Yiyun Tsai (collateral)	212-250-5312

Rating Agency Contacts

Standard & Poor’s
Henry Barash	212-438-3514

Moody’s
Jason Shi	212-553-1709

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 4 May 10, 2007

$360,430,000
(Approximate, Subject to a +/-5% Variance)

Popular ABS Mortgage Pass-Through Trust
Series 2007-A

	Principal	WAL (Years)	Payment Window	Expected Rating	Interest	Principal
Class(1)	Balance ($)	Call/Mat (4)	(Mths) Call/Mat(4)	(S&P/Moody’s)	Type	Type
A-1	$212,017,000	1.00 / 1.00	1 - 26 / 1 - 26	AAA/Aaa	Floating(2,3)	Senior Sequential
A-2	$76,090,000	3.00 / 3.00	26 - 59 / 26 - 59	AAA/Aaa	Floating(2,3)	Senior Sequential
A-3	$53,232,000	Not Marketed Hereby		AAA/Aaa	Floating(2,3)	Senior Sequential
M-1	$35,931,000	5.30 / 5.89	41 - 94 / 41 - 187	AA/Aa2	Floating(2,3)	Subordinate
M-2	$10,364,000	5.23 / 5.80	41 - 94 / 41 - 173	AA/Aa3	Floating(2,3)	Subordinate
M-3	$9,444,000	5.21 / 5.76	40 - 94 / 40 - 168	A+/A1	Floating(2,3)	Subordinate
M-4	$8,752,000	Not Marketed Hereby		A/A2	Floating(2,3)	Subordinate
M-5	$4,837,000	5.19 / 5.71	39 - 94 / 39 - 156	A-/A3	Floating(2,3)	Subordinate
M-6	$6,218,000	Not Marketed Hereby		BBB+/Baa1	Floating(2,3)	Subordinate
M-7	$4,837,000	5.17 / 5.65	38 - 94 / 38 - 147	BBB/Baa2	Floating(2,3)	Subordinate
M-8	$6,910,000	5.17 / 5.62	38 - 94 / 38 - 143	BBB-/Baa3	Floating(2,3)	Subordinate
B-1	$7,370,000	Not Marketed Hereby		BB+/Ba1	Floating(2,3)	Subordinate
B-2	$6,449,000	Not Marketed Hereby		BB/Ba2	Floating(2,3)	Subordinate
B-3	$11,747,000	Not Marketed Hereby		B+/B1	Floating(2,3)	Subordinate
Total:	$454,198,000
(1)
The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates are backed by cash flows from the Mortgage Loans (as defined herein). The principal balance of each Class A Certificate (as defined herein) and Class M Certificate (as defined herein), in addition to the aggregate principal balance of all Class A Certificates and Class M Certificates, is subject to a +/- 5% variance.

(2)
The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, and Class M-8 Certificates are priced to call. The margin on the Class A-1, Class A-2 and Class A-3 Certificates will be multiplied by 2 and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates will be multiplied by 1.5 on any Distribution Date (as defined herein) after the Optional Termination (as defined herein) may be first exercised.

(3)	See “Net WAC Cap” herein.
(4)	See “Pricing Prepayment Speed” herein.

Depositor:	Popular ABS, Inc.

Servicer:	Equity One, Inc. (“Equity One”), an indirect subsidiary of Popular, Inc.

Subservicer:	Popular Mortgage Servicing, Inc.

Sole Underwriter:	Deutsche Bank Securities Inc. (“Deutsche Bank Securities”)

Trustee / Custodian:	Deutsche Bank National Trust Company

Swap Counterparty:	[TBD].

Cap Counterparty:	[TBD].

Certificates:
The Class A-1, Class A-2, and Class A-3 Certificates are collectively referred to herein as the “Senior Certificates”, “Class A” or “Class A Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, and Class M-8 Certificates are collectively referred to herein as the “Class M Certificates.” The Class B-1, Class B-2 and Class B-3 Certificates are collectively referred to herein as the “Class B Certificates.” The Class M Certificates and the Class B Certificates are together referred to herein as the “Subordinate Certificates.” The Class B-1, Class B-2 and Class B-3 Certificates will not be offered publicly.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 5 May 10, 2007

Federal Tax Status:	It is anticipated that the Class A Certificates and the Class M Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Class A Certificates and the Class M Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	The close of business on May 1, 2007

Expected Pricing Date:	The week of May 14, 2007

Expected Closing Date:	On or about May 30, 2007

Expected Settlement Date:	On or about May 30, 2007

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in June 2007.

Final Scheduled Distribution Date:	The Distribution Date in June 2047.

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Class A Certificates, Class M Certificates, and Class B Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
The Class A Certificates and Class M Certificates may be eligible for acquisition by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Plans”) provided the acquisition and holding of such Class A Certificates and Class M Certificates are eligible for the exemptive relief available under the statutory exemption or one of the class exemptions described in the prospectus supplement under “ERISA Considerations”

SMMEA Eligibility:	The Class A Certificates and Class M Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:	With respect to each Distribution Date, the Servicer will be entitled to 1/12 of 0.50% of the aggregate principal balance of the Mortgage Loans.

Trustee Fee:	With respect to each Distribution Date, the Trustee will be entitled 1/12 of 0.02% of the aggregate principal balance of the Mortgage Loans.

Optional Termination:
The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Class A Certificates and Class M Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans (as defined herein) as of the Cut-off Date.

Pricing Prepayment Speed:	The Class A Certificates and Class M Certificates will be priced based on the following collateral prepayment assumptions:
FRM Loans:	100% PPC	(100% PPC: 23.00% HEP)
ARM Loans:	100% PPC	(100% PPC: 28.00% CPR)

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 6 May 10, 2007

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $460,646,763, of which: (i) approximately $234,877,874 consisted of fixed-rate, first lien mortgage loans (the “Fixed Rate Mortgage Loans”) and (ii) approximately $225,768,889 consisted of adjustable-rate, first lien mortgage loans (the “Adjustable Rate Mortgage Loans”). The Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans are collectively referred herein as the “Mortgage Loans”. See the attached collateral descriptions for additional information on the Mortgage Loans.

It is anticipated that on the Closing Date, the characteristics of the Mortgage Loans as of the Cut-Off Date will be substantially similar to the characteristics of the Mortgage Loans as described and shown herein. The aggregate principal balance of the Mortgage Loans is expected to be subject to an increase or decrease of up to 5%.

Pass-Through Rate:	The “Pass-Through Rate” on each class of Class A Certificates, Class M Certificates and Class B Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Cap.

Formula Rate:
The “Formula Rate” for each class of Class A Certificates, Class M Certificates and Class B Certificates will be equal to the lesser of (i) One Month LIBOR plus the margin for such class and (ii) 14.00%.

Adjusted Net Mortgage Rate:
The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee rate, (ii) the Trustee Fee rate and (iii) on any Distribution Date on and after the Distribution Date in June 2017 (the 121st Distribution Date), if the aggregate principal balance of the Mortgage Loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in the Final Maturity Reserve Fund Schedule (as defined below) for that Distribution Date, the Final Maturity Reserve Fund Addition Rate as defined below.

Net WAC Cap:
The “Net WAC Cap” with respect to each Distribution Date is an annual rate equal to the product of (1) the excess, if any, of (a) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans as of the first day of the related due period over (b) the percentage equivalent of the quotient of (i) the product of (A) any Net Swap Payment and Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Counterparty Trigger Event) owed to the Swap Counterparty for that Distribution Date multiplied by (B) 12, divided by (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the related due period, and (2) the quotient of 30 divided by the actual number of days in the Interest Accrual Period.

Net WAC Cap Carryover Amount:
If on any Distribution Date the Pass-Through Rate for a class of the Class A Certificates, Class M Certificates or the Class B Certificates is limited by the related Net WAC Cap, the “Net WAC Cap Carryover Amount” for such class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Cap and (ii) the unpaid portion of any related Net WAC Cap Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate. Any Net WAC Cap Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:	Consists of the following: 1. Excess Cashflow; 2. Overcollateralization Amount; 3. Subordination; and 4. Swap Agreement;

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities (1) and (2) under the “Priority of Payments”.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 7 May 10, 2007

Overcollateralization Amount:
The “Overcollateralization Amount” (or “O/C”) is equal to the excess of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate principal balance of the Class A Certificates, Class M Certificates and Class B Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 1.40% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On each Distribution Date, Excess Cashflow and amounts deposited in the Swap Account, if any, will be used to maintain O/C at the Targeted Overcollateralization Amount.

Targeted Overcollateralization Amount:
Prior to the Stepdown Date, the “Targeted Overcollateralization Amount” is equal to the sum of (a) approximately 1.40% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (b) the Aggregate Class B Early Distribution Amount.

On or after the Stepdown Date, the Targeted Overcollateralization Amount is the lesser of (a) the amount described in the preceding paragraph and (b) the greater of (i) the excess of (x) approximately 13.90% of the aggregate principal balance of the Mortgage Loans as of the last day of the related due period over (y) the excess of (I) the aggregate principal balance of the Class B-1, Class B-2 and Class B-3 Certificates as of the Closing Date over (II) the aggregate of distributions made in respect of principal to the Class B-1, Class B-2 and Class B-3 Certificates on all prior Distribution Dates and (ii) approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. However, if a Trigger Event has occurred on the related Distribution Date, the Targeted Overcollateralization Amount shall be equal to the Targeted Overcollateralization Amount for the previous Distribution Date (after taking into account any distributions of principal made with respect to the Class B-1, Class B-2 and Class B-3 Certificates pursuant to clauses (5) and (6) of “Priority of Payments” on the prior Distribution Date).

Overcollateralization Deficiency Amount
The “Overcollateralization Deficiency Amount” on any Distribution Date is the excess, if any, of (1) the Targeted Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date, calculated for this purpose after taking into account the balance reduction on that Distribution Date of the aggregate principal balances of the Class A Certificates, Class M Certificates and Class B Certificates resulting from the payment of principal pursuant to clause (2) under the “Priority of Payments” but prior to taking into account any applied Realized Losses on that Distribution Date.

Overcollateralization Release Amount:
The “Overcollateralization Release Amount” on any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, is the lesser of (1) the principal remittance amount for that Distribution Date and (2) the excess, if any, of (a) the Overcollateralization Amount for that Distribution Date, assuming that 100% of the principal remittance amount is applied as a principal payment on the Certificates on that Distribution Date, over (b) the Targeted Overcollateralization Amount for that Distribution Date. With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Remaining Overcollateralization Release Amount:
The “Remaining Overcollateralization Release Amount” on any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect is the lesser of (a) the Excess Cashflow remaining after the distributions set forth in clauses (3) and (4) of the “Priority of Payments” and (b) the Overcollateralization Release Amount. With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Remaining Overcollateralization Release Amount will be zero.

Remaining Excess Interest:
The “Remaining Excess Interest” on any Distribution Date is the excess, if any, of (a) the Excess Cashflow remaining after the distributions set forth in clauses (3) and (4) of the “Priority of Payments” over (b) the Remaining Overcollateralization Release Amount.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 8 May 10, 2007

Stepdown Date:
The earlier to occur of
1.        the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and

2.         the later to occur of
a.         the Distribution Date occurring in June 2010; and
b.         the first Distribution Date on which the Senior Enhancement Percentage  is greater than or equal to 51.80%.

Aggregate Class B Early Distribution Amount:
As of any Distribution Date, the aggregate sum of all amounts paid to the Class B-1, Class B-2 and Class B-3 Certificates on prior Distribution Dates from Remaining Overcollateralization Amount and Remaining Excess Interest pursuant to clauses (5) and (6) of “Priority of Payments”.

Senior Enhancement Percentage:
The “Senior Enhancement Percentage” for a Distribution Date is equal to (a) the sum of (i) the aggregate principal balance of the Subordinate Certificates and (ii) the Overcollateralization Amount, in each case before taking into account any payments of principal to the Certificates on that Distribution Date divided by (b) the aggregate principal balance of the Mortgage Loans as of the last day of the due period.

Expected Credit Support	Initial Credit Support On Closing Date			Expected Credit Support On or After Stepdown Date
Percentages:	Class	Ratings (S/M)	Percent	Class	Ratings (S/M)	Percent
	Class A	AAA/Aaa	25.90%	Class A	AAA/Aaa	51.80%
	Class M-1	AA/Aa2	18.10%	Class M-1	AA/Aa2	36.20%
	Class M-2	AA/Aa3	15.85%	Class M-2	AA-/Aa3	31.70%
	Class M-3	A+/A1	13.80%	Class M-3	A+/A1	27.60%
	Class M-4	A/A2	11.90%	Class M-4	A/A2	23.80%
	Class M-5	A-/A3	10.85%	Class M-5	A-/A3	21.70%
	Class M-6	BBB+/Baa1	9.50%	Class M-6	BBB+/Baa1	19.00%
	Class M-7	BBB/Baa2	8.45%	Class M-7	BBB/Baa2	16.90%
	Class M-8	BBB-/Baa3	6.95%	Class M-8	BBB-/Baa2	13.90%
	Class B-1	BB+/Ba1	5.35%	Class B-1	BB+/Ba1	10.70%
	Class B-2	BB/Ba2	3.95%	Class B-2	BB/Ba2	7.90%
	Class B-3	B+/B1	1.40%	Class B-3	B+/B1	2.80%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 9 May 10, 2007

Trigger Event:
A “Trigger Event” is in effect on a Distribution Date if (1) the six-month rolling average 60+ day delinquency percentage equals or exceeds 30.80% of the current Senior Enhancement Percentage or (2) the aggregate amount of Realized Losses incurred from the Cut-off Date through the last day of the related due period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, exceeds the applicable percentages set forth below with respect to that Distribution Date:

Distribution Date Occurring In	Percentage
June 2009 - May 2010
1.25% (or 1.65% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of 1.55% (or 1/12th of 2.10% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter;

June 2010 - May 2011
2.80% (or 3.75% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of 1.75% (or 1/12th of 2.35% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter;

June 2011 - May 2012
4.55% (or 6.10% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of 1.40% (or 1/12th of 1.85% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter;

June 2012 - May 2013
5.95% (or 7.95% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of 0.90% (or 1/12th of 1.20% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter;

June 2013 - May 2014
6.85% (or 9.15% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of 0.15% (or 1/12th of 0.20% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter;

June 2014 and thereafter
7.00% (or 9.35% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses).

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance of such Mortgage Loan. The amount of such difference is “Realized Losses.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by any Excess Cashflow, second by any amounts distributed to certificateholders from the Swap Account, and third by the reduction of the Overcollateralization Amount. Following the reduction of the Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class B-3 Certificates, then to the Class B-2 Certificates, then to the Class B-1 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Class A Certificates.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 10 May 10, 2007

Priority of Payments:
Available funds from the Mortgage Loans will be distributed as follows:
1)     Interest funds in the following order:

a)    trustee fees, servicing fees, certain indemnities and other reimbursable amounts and any Final Maturity Reserve Fund Additions;

b)    to the Swap Account in an amount equal to any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (not including any Swap Termination Payments due to a Swap Counterparty trigger even pursuant to the Swap Agreement);

c)    monthly and unpaid interest to the Senior Certificates pro rata;

d)    monthly interest to the Class M-1 Certificates;

e)    monthly interest to the Class M-2 Certificates;

f)     monthly interest to the Class M-3 Certificates;

g)    monthly interest to the Class M-4 Certificates;

h)    monthly interest to the Class M-5 Certificates;

i)     monthly interest to the Class M-6 Certificates;

j)     monthly interest to the Class M-7 Certificates;

k)    monthly interest to the Class M-8 Certificates;

l)     monthly interest to the Class B-1 Certificates;

m)   monthly interest to the Class B-2 Certificates; and

n)    monthly interest to the Class B-3 Certificates.

2)     Principal funds in the following order:

a)     monthly principal to the Senior Certificates as described under “Principal Paydown”;

b)     monthly principal to the Class M-1 Certificates as described under “Principal Paydown”;

c)     monthly principal to the Class M-2 Certificates as described under “Principal Paydown”;

d)     monthly principal to the Class M-3 Certificates as described under “Principal Paydown”;

e)     monthly principal to the Class M-4 Certificates as described under “Principal Paydown”;

f)      monthly principal to the Class M-5 Certificates as described under “Principal Paydown”;

g)     monthly principal to the Class M-6 Certificates as described under “Principal Paydown”;

h)     monthly principal to the Class M-7 Certificates as described under “Principal Paydown”;

i)      monthly principal to the Class M-8 Certificates as described under “Principal Paydown”;

j)      monthly principal to the Class B-1 Certificates as described under “Principal Paydown”;

k)     monthly principal to the Class B-2 Certificates as described under “Principal Paydown”; and

l)      monthly principal to the Class B-3 Certificates as described under “Principal Paydown.”

3) Excess Cashflow in the following order:

a)     any remaining unpaid interest to the Senior Certificates pro rata.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 11 May 10, 2007

b)     to the extent necessary to cause the O/C to equal the Targeted Overcollaterization Amount, as principal to the Class A Certificates, Class M Certificates and Class B Certificates as described under “Principal Paydown”.

c)     any previously unpaid interest to the Class M-1 Certificates.

d)    any unpaid applied Realized Loss amount to the Class M-1 Certificates.

e)     any previously unpaid interest to the Class M-2 Certificates.

f)     any unpaid applied Realized Loss amount to the Class M-2 Certificates.

g)    any previously unpaid interest to the Class M-3 Certificates.

h)    any unpaid applied Realized Loss amount to the Class M-3 Certificates.

i)     any previously unpaid interest to the Class M-4 Certificates.

j)     any unpaid applied Realized Loss amount to the Class M-4 Certificates.

k)     any previously unpaid interest to the Class M-5 Certificates.

l)     any unpaid applied Realized Loss amount to the Class M-5 Certificates.

m)    any previously unpaid interest to the Class M-6 Certificates.

n)    any unpaid applied Realized Loss amount to the Class M-6 Certificates.

o)    any previously unpaid interest to the Class M-7 Certificates.

p)    any unpaid applied Realized Loss amount to the Class M-7 Certificates.

q)    any previously unpaid interest to the Class M-8 Certificates.

r)     any unpaid applied Realized Loss amount to the Class M-8 Certificates.

s)    any previously unpaid interest to the Class B-1 Certificates.

t)     any unpaid applied Realized Loss amount to the Class B-1 Certificates.

u)    any previously unpaid interest to the Class B-2 Certificates.

v)    any unpaid applied Realized Loss amount to the Class B-2 Certificates.

w)    any previously unpaid interest to the Class B-3 Certificates.

x)     any unpaid applied Realized Loss amount to the Class B-3 Certificates.

4)    Any remaining Excess Cashflow to pay any unpaid Net WAC Cap Carryover Amount payable to the Class A Certificates, Class M Certificates and Class B Certificates, pro rata, based upon the related unpaid Net WAC Cap Carryover Amount (before taking into account payments from the Swap Account and the Cap Account).

5)    Any remaining Excess Cashflow to pay the Remaining Overcollateralization Release Amount sequentially to the Class B-3 Certificates as principal until its principal balance has been reduced to zero, to the Class B-2 Certificates as principal until its principal balance has been reduced to zero and to the Class B-1 Certificates as principal until its principal balance has been reduced to zero.

6)     Any remaining Excess Cashflow to pay the Remaining Excess Interest sequentially to the Class B-3 Certificates as principal until its principal balance has been reduced to zero, to the Class B-2 Certificates as principal until its principal balance has been reduced to zero and to the Class B-1 Certificates as principal until its principal balance has been reduced to zero.

7)     To the Swap Counterparty, any Swap Termination Payments due to a swap counterparty default.

8)     Any remaining Excess Cashflow to the residual certificates as described in the pooling agreement.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 12 May 10, 2007

Principal Paydown:
1)    Prior to the Stepdown Date or if a Trigger Event is in effect, principal will be paid sequentially in numerical order, to the Senior Certificates; provided, however, that if the sum of (1) the aggregate of the class certificate balances of the Subordinate Certificates and (2) the Overcollateralization Amount is reduced to zero, the Senior Certificates will be paid pro rata. After the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority, in each case until the respective class certificate balances thereof have been reduced to zero:
a. the Class M-1 Certificates
b. the Class M-2 Certificates
c. the Class M-3 Certificates
d. the Class M-4 Certificates
e. the Class M-5 Certificates
f. the Class M-6 Certificates
g. the Class M-7 Certificates
h. the Class M-8 Certificates
i. the Class B-1 Certificates
j. the Class B-2 Certificates
k. the Class B-3 Certificates.

2)    On or after the Stepdown Date and if a Trigger Event is not in effect, all of the Class A Certificates, Class M Certificates and Class B Certificates will be entitled to receive payments of principal in the following order of priority:

a.     first to the Senior Certificates sequentially in numerical order, such that the Senior Certificates will have at least 51.80% credit enhancement; provided, however, that if the sum of (1) the aggregate of the class certificate balances of the Subordinate Certificates and (2) the Overcollateralization Amount is reduced to zero, the Senior Certificates will be paid pro rata;

b.    second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 36.20% credit enhancement;

c.     third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 31.70% credit enhancement;

d.    fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 27.60% credit enhancement,

e.     fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 23.80% credit enhancement;

f.     sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 21.70% credit enhancement;

g.     seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 19.00% credit enhancement;

h.    eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 16.90% credit enhancement;

i.      ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 13.90% credit enhancement;

j.     tenth to the Class B-1 Certificates such that the Class B-1 Certificates will have at least 10.70% credit enhancement;

k.    eleventh to the Class B-2 Certificates such that the Class B-2 Certificates will have at least 7.90% credit enhancement; and

l.     twelfth, to the Class B-3 Certificates such that the Class B-3 Certificates will have at least 2.80% credit enhancement (subject, in each case, to any overcollateralization floors).

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 13 May 10, 2007

Swap Account Distribution:
Funds on deposit in the Swap Account will include:
1)    the net swap payments owed to the Swap Counterparty for such Distribution Date,
2)    any net swap payments received from the Swap Counterparty for such Distribution Date, and
3)    any Swap Termination Payments.

On each Distribution Date, following the distribution of Excess Cashflow, payments shall be distributed from the Swap Account as follows:

(i)            to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date;

(ii)           to the Swap Counterparty, any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty trigger event pursuant to the Swap Agreement;

(iii)          to the Class A Certificates, pro-rata, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any monthly interest to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the “Priority of Payments”;

(iv)          as principal to the Class A Certificates, Class M Certificates and Class B Certificates, any Overcollateralization Deficiency Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3)(b) of the “Priority of Payments” to be distributed as described under “Principal Paydown”; provided, however, that the amount paid pursuant to this priority on any Distribution Date cannot exceed the excess of (a) the sum of the Realized Losses for such Distribution Date and Realized Losses for all prior Distribution Dates (other than Realized Losses applied in reduction of the principal balance of one or more classes of Subordinate Certificates) over (b) the sum of all payments made under this priority on all prior Distribution Dates;

(v)           to the Class A Certificates, Class M Certificates and Class B Certificates, pro rata, any unpaid Net WAC Cap Carryover Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (4) of the “Priority of Payments”;

(vi)          sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates, in that order, to pay any unpaid applied Realized Loss amounts to such class to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the “Priority of Payments”; and

(vii)         any remaining amounts in the Swap Account to the residual certificates as described in the pooling agreement.

Cap Account Distribution:
On each Distribution Date, following the distribution of Excess Cashflow and distributions from the Swap Account, payments shall be distributed from the Cap Account as follows:

(i)            to the Class A Certificates, Class M Certificates and Class B Certificates, pro rata, any unpaid Net WAC Cap Carryover Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (4) of the “Priority of Payments” and payments under Swap Account Distribution as described above;

(ii)            any remaining amounts in the Cap Account to the residual certificates as described in the pooling agreement.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 14 May 10, 2007

Final Maturity Reserve Fund:
On each Distribution Date on and after the Distribution Date in June 2017 (the 121st Distribution Date), if the aggregate principal balance of the Mortgage Loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in the table below (the “Final Maturity Reserve Fund Schedule”), for that Distribution Date, a portion of the interest funds equal to 1/12 of 0.80% (the “Final Maturity Reserve Fund Addition Rate”) of the aggregate principal balance of the 40-year Mortgage Loans at the end of the related due period, to the extent available after payment of certain fees and expenses of the Issuing Entity but before payment of interest on the Class A Certificates, Class M Certificates and Class B Certificates (the “Final Maturity Reserve Fund Additions”), will be deposited in the Final Maturity Reserve Fund maintained by the Trustee. On the earlier of (i) the Final Scheduled Distribution Date and (ii) the termination of the issuing entity, any amounts on deposit in the Final Maturity Reserve Fund will be applied as payment of principal or interest with respect to the Class A Certificates, Class M Certificates and Class B Certificates.nal Balance ($) Period Notional Balance ($) Period Notional Balance ($) Period Notional Balance ($)

Period	Notional Balance ($)	Period	Notional Balance ($)	Period	Notional Balance ($)	Period	Notional Balance ($)
121	145,239,367.10	181	108,330,144.51	241	78,770,321.62	301	54,589,198.70
122	144,551,526.32	182	107,783,298.38	242	78,328,159.23	302	54,222,075.15
123	143,866,378.78	183	107,238,472.85	243	77,887,475.02	303	53,855,979.81
124	143,183,911.92	184	106,695,657.95	244	77,448,260.81	304	53,490,905.78
125	142,504,113.32	185	106,154,843.69	245	77,010,508.46	305	53,126,846.20
126	141,826,970.56	186	105,616,020.15	246	76,574,209.88	306	52,763,794.15
127	141,152,471.25	187	105,079,177.46	247	76,139,356.97	307	52,401,742.81
128	140,480,603.11	188	104,544,305.76	248	75,705,941.66	308	52,040,685.33
129	139,811,353.83	189	104,011,395.24	249	75,273,955.94	309	51,680,614.87
130	139,144,711.20	190	103,480,436.11	250	74,843,391.79	310	51,321,524.66
131	138,480,663.05	191	102,951,418.62	251	74,414,241.19	311	50,963,407.86
132	137,819,197.23	192	102,424,333.07	252	73,986,496.23	312	50,606,257.73
133	137,160,301.68	193	101,899,169.78	253	73,560,148.93	313	50,250,067.49
134	136,503,964.34	194	101,375,919.10	254	73,135,191.43	314	49,894,830.40
135	135,850,173.23	195	100,854,571.43	255	72,711,615.77	315	49,540,539.72
136	135,198,916.39	196	100,335,117.18	256	72,289,414.13	316	49,187,188.74
137	134,550,181.96	197	99,817,546.81	257	71,868,578.63	317	48,834,770.76
138	133,903,958.02	198	99,301,850.82	258	71,449,101.51	318	48,483,279.09
139	133,260,232.82	199	98,788,019.72	259	71,030,974.92	319	48,132,707.07
140	132,618,994.56	200	98,276,044.09	260	70,614,191.10	320	47,783,048.03
141	131,980,231.52	201	97,765,914.50	261	70,198,742.31	321	47,434,295.31
142	131,343,932.06	202	97,257,621.58	262	69,784,620.81	322	47,086,442.32
143	130,710,084.52	203	96,751,155.99	263	69,371,818.90	323	46,739,482.41
144	130,078,677.31	204	96,246,508.40	264	68,960,328.90	324	46,393,409.00
145	129,449,698.89	205	95,743,669.54	265	68,550,143.15	325	46,048,215.49
146	128,823,137.77	206	95,242,630.17	266	68,141,254.01	326	45,703,895.30
147	128,198,982.49	207	94,743,381.05	267	67,733,653.85	327	45,360,441.88
148	127,577,221.64	208	94,245,913.02	268	67,327,335.12	328	45,017,848.69
149	126,957,843.84	209	93,750,216.91	269	66,922,290.18	329	44,676,109.18
150	126,340,837.76	210	93,256,283.63	270	66,518,511.53	330	44,335,216.83
151	125,726,192.13	211	92,764,104.03	271	66,115,991.63	331	43,995,165.15
152	125,113,895.72	212	92,273,669.09	272	65,714,722.95	332	43,655,947.62
153	124,503,937.28	213	91,784,969.77	273	65,314,698.04	333	43,317,557.77
154	123,896,305.71	214	91,297,997.08	274	64,915,909.40	334	42,979,989.13
155	123,290,989.86	215	90,812,742.04	275	64,518,349.61	335	42,643,235.24
156	122,687,978.67	216	90,329,195.71	276	64,122,011.22	336	42,307,289.64
157	122,087,261.10	217	89,847,349.17	277	63,726,886.84	337	41,972,145.93
158	121,488,826.15	218	89,367,193.59	278	63,332,969.08	338	41,637,797.66
159	120,892,662.88	219	88,888,720.05	279	62,940,250.59	339	41,304,238.42
160	120,298,760.38	220	88,411,919.81	280	62,548,724.02	340	40,971,461.84
161	119,707,107.78	221	87,936,784.01	281	62,158,382.03	341	40,639,461.49
162	119,117,694.24	222	87,463,303.92	282	61,769,217.34	342	40,308,231.04
163	118,530,508.97	223	86,991,470.79	283	61,381,222.65	343	39,977,764.08
164	117,945,541.25	224	86,521,275.95	284	60,994,390.72	344	39,648,054.31
165	117,362,780.35	225	86,052,710.69	285	60,608,714.25	345	39,319,095.33
166	116,782,215.57	226	85,585,766.39	286	60,224,186.06	346	38,990,880.86
167	116,203,836.33	227	85,120,434.42	287	59,840,798.95	347	38,663,404.56
168	115,627,632.00	228	84,656,706.19	288	59,458,545.69	348	38,336,660.11
169	115,053,592.05	229	84,194,573.13	289	59,077,419.14	349	38,010,641.22
170	114,481,705.96	230	83,734,026.73	290	58,697,412.15	350	37,685,341.61
171	113,911,963.24	231	83,275,058.47	291	58,318,517.58	351	37,360,754.97
172	113,344,353.48	232	82,817,659.86	292	57,940,728.30	352	37,036,875.07
173	112,778,866.25	233	82,361,822.47	293	57,564,037.24	353	36,713,695.64
174	112,215,491.21	234	81,907,537.86	294	57,188,437.31	354	36,391,210.43
175	111,654,218.02	235	81,454,797.64	295	56,813,921.47	355	36,069,413.21
176	111,095,036.41	236	81,003,593.44	296	56,440,482.63	356	35,748,297.73
177	110,537,936.12	237	80,553,916.91	297	56,068,113.81	357	35,427,857.77
178	109,982,906.94	238	80,105,759.75	298	55,696,807.98	358	35,108,087.15
179	109,429,938.70	239	79,659,113.65	299	55,326,558.17	359	34,788,979.61
180	108,879,021.25	240	79,213,970.35	300	54,957,357.40	360	34,470,529.02

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 15 May 10, 2007

Swap Agreement:
On the Closing Date, the Trustee, on behalf of a trust separate from the Issuing Entity (the “External Trust”), will enter into the “Swap Agreement” with a notional amount equal to, on each Distribution Date, the “Adjusted Swap Notional Amount” which is the lesser of (a) the Swap Scheduled Maximum Notional Amount (as shown herein) and (b) the outstanding aggregate principal amount of the Senior Certificates and Subordinate Certificates.

Under the Swap Agreement, the External Trust will be obligated to pay an amount equal to 5.145% per annum, on the Adjusted Swap Notional Amount (subject to a +/- 5% variance) as set forth in the Swap Agreement to the Swap Counterparty (on a 30/360 basis) and the External Trust will be entitled to receive an amount equal to one-month LIBOR on the Adjusted Swap Notional Amount as set forth in the Swap Agreement from the Swap Counterparty (on an actual/360 basis), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the pooling agreement and amounts on deposit in the Swap Account will be distributed as specified in “Swap Account Distribution” above. Upon early termination of the Swap Agreement, the External Trust or the Swap Counterparty may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a Swap Termination Payment is paid, and if it is not used to obtain a successor Swap Counterparty, the net swap payment that would normally be paid to the External Trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the “Swap Account Distribution” waterfall above, until the expiration of the original swap term or a successor Swap Counterparty is assigned.

In the event that the External Trust is required to make a Swap Termination Payment, only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Counterparty, payments generally will be paid prior to distributions to Certificateholders. The Swap Agreement will terminate after the Distribution Date in April 2014. The Swap Agreement and the Cap Agreement contain provisions that limit the combined notional balance of the Swap and the Cap for a Distribution Date to the outstanding aggregate principal amount of the Senior Certificates and the Subordinate Certificates for such Distribution Date.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 16 May 10, 2007

Swap Agreement (continued):	Period	Swap Scheduled Maximum Notional Amount ($) (1)	Period	Swap Scheduled Maximum Notional Amount ($) (1)
	1	454,198,000	48	125,343,529
	2	443,922,418	49	122,280,822
	3	433,696,495	50	119,293,101
	4	423,305,397	51	116,378,519
	5	412,766,948	52	113,535,275
	6	402,162,935	53	110,761,613
	7	391,628,113	54	108,055,532
	8	381,038,296	55	105,415,666
	9	370,740,224	56	102,840,424
	10	360,694,650	57	100,327,934
	11	350,779,775	58	97,876,973
	12	341,219,642	59	95,485,328
	13	331,838,540	60	93,152,095
	14	322,739,451	61	90,875,916
	15	313,810,704	62	88,655,389
	16	305,150,836	63	86,489,222
	17	296,702,451	64	84,376,003
	18	288,407,935	65	82,314,437
	19	280,362,524	66	80,303,247
	20	272,467,356	67	78,341,196
	21	264,803,469	68	76,427,078
	22	257,049,274	69	74,559,715
	23	249,393,286	70	72,737,961
	24	242,003,859	71	70,960,697
	25	234,752,469	72	69,226,832
	26	227,713,560	73	67,535,300
	27	220,805,355	74	65,885,063
	28	214,069,791	75	64,275,110
	29	207,494,216	76	62,704,453
	30	201,040,070	77	61,172,129
	31	194,772,295	78	59,677,198
	32	188,620,870	79	58,218,744
	33	182,646,224	80	56,795,874
	34	176,812,615	81	55,407,716
	35	171,055,279	82	54,053,421
	36	165,492,920	83	52,732,159
	37	160,033,977	84	0
	38	159,112,125
	39	156,611,505
	40	152,782,608
	41	149,047,588
	42	145,404,130
	43	141,849,975
	44	138,382,919
	45	135,000,815
	46	131,701,569
	47	128,483,137

(1) Subject to a +/- 5% variance.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 17 May 10, 2007

Cap Agreement:
On the Closing Date, the Trustee, on behalf of the External Trust, will enter into a Cap Agreement. Under the Cap Agreement, on each Distribution Date starting with the Distribution Date in May 2014 and ending with the Distribution Date in January 2018, the Cap Counterparty will be obligated to make monthly payments to the External Trust in an amount equal to the product of (a) the lesser of (i) the Cap Scheduled Maximum Notional Amount (as shown herein and subject to a +/- 5% variance) for that Distribution Date and (ii) the aggregate outstanding principal amount of the Senior Certificates and Subordinate Certificates for that Distribution Date and (b) the excess of (i) the lesser of (1) 1-Month LIBOR for such determination date and (2) 14.00%, over (ii) Cap Strike Rate for that Distribution Date, and (c) the actual number of days in the related interest rate cap accrual period divided by 360. Any payments received from the Cap Agreement will be deposited in the cap account (the “Cap Account”) pursuant to the pooling agreement and amounts on deposit in the Cap Account will be distributed as specified in the “Cap Account Distribution” above. The expected Cap Strike Rate and Cap Scheduled Maximum Notional Amount for each payment are set forth in the table below. The Swap Agreement and the Cap Agreement contain provisions that limit the combined notional balance of the Swap and the Cap for a Distribution Date to the outstanding aggregate principal amount of the Senior Certificates and the Subordinate Certificates for such Distribution Date.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 18 May 10, 2007

Cap Agreement (continued):	Period	Cap Scheduled Maximum Notional Amount ($)(1)	Cap Strike (%)
	84	101,533,143	10.1710
	85	99,665,409	9.8390
	86	97,830,838	10.1620
	87	96,028,841	9.8290
	88	94,258,840	9.8250
	89	92,520,267	10.1470
	90	90,812,565	9.8150
	91	89,135,186	10.1380
	92	87,487,592	9.8060
	93	85,869,255	9.8020
	94	84,279,656	10.8470
	95	82,718,285	9.7930
	96	81,185,709	10.1140
	97	79,680,346	9.7840
	98	78,201,712	10.1050
	99	76,749,335	9.7750
	100	75,322,748	9.7700
	101	73,921,495	10.0910
	102	72,545,126	9.7610
	103	71,193,201	10.0820
	104	69,865,287	9.7520
	105	68,560,958	9.7480
	106	67,279,796	10.4150
	107	66,021,391	9.7390
	108	64,785,339	10.0590
	109	63,571,246	9.7300
	110	62,352,401	10.0500
	111	61,181,539	9.7220
	112	60,031,481	9.7180
	113	58,901,858	10.0370
	114	57,792,309	9.7090
	115	56,702,478	10.0280
	116	55,632,016	9.7000
	117	54,580,580	9.6960
	118	53,547,833	10.7300
	119	52,533,445	9.6870
	120	51,537,091	10.0060
	121	50,535,627	9.6800
	122	49,574,805	9.9980
	123	48,631,069	9.6710
	124	47,704,116	9.6670
	125	46,793,651	9.9850
	126	45,899,380	9.6590
	127	45,021,018	9.9760
	128	43,960,605	9.6550

(1) Subject to a +/- 5% variance.

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Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 19 May 10, 2007

Aggregate Mortgage Loan Statistics
As of May 1, 2007

		Minimum	Maximum
Scheduled Principal Balance	$460,646,763
Average Scheduled Principal Balance	$165,760	$6,221	$1,597,999
Number of Mortgage Loans	2,779

Weighted Average Gross Coupon	8.237%	5.250%	14.990%
Weighted Average FICO Score (non zero)	616	465	810
Weighted Average Original CLTV	84.71%	13.95%	105.88%

Weighted Average Original Term	421 months	120 months	480 months
Weighted Average Stated Remaining Term	415 months	21 months	480 months
Weighted Average Seasoning	6 months	0 months	106 months

Weighted Average Gross Margin	6.508%	5.000%	9.300%
Weighted Average Minimum Interest Rate	8.466%	5.250%	11.630%
Weighted Average Maximum Interest Rate	14.489%	11.250%	17.990%
Weighted Average Initial Rate Cap	2.996%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.490%	1.000%	2.000%
Weighted Average Months to Roll	21 months	1 month	58 months

Maturity Date		February 15, 2009	May 1, 2047
Maximum Zip Code Concentration	0.35%	11221

ARM	49.01%
Fixed Rate	50.99%
ARM 6 Mo LIBOR	0.04%
2/28 6 Mo LIBOR	13.73%	Full Doc	73.69%
2/28 6 Mo LIBOR 30/40 Balloon	2.41%	Lite Doc	0.91%
2/28 6 Mo LIBOR IO	0.79%	SI	14.94%
2/38 6 Mo LIBOR 40/40	30.87%	AIV	10.46%
2/38 6 Mo LIBOR 40/40 IO	0.09%
3/27 6 Mo LIBOR	0.10%	Cash Out Refinance	68.31%
3/27 6 Mo LIBOR IO	0.12%	Purchase	13.34%
3/37 6 Mo LIBOR 40/40	0.04%	Rate/Term Refinance	18.34%
5/25 6 Mo LIBOR	0.30%
5/25 6 Mo LIBOR 30/40 Balloon	0.07%	Single Family	89.57%
5/25 6 Mo LIBOR IO	0.07%	Duplex	2.87%
5/35 6 Mo LIBOR 40/40	0.39%	Triplex	1.20%
Balloon 15/30	0.76%	Quadruplex	0.76%
Balloon 30/40	0.54%	Condo	3.69%
Fixed Rate 29 Year	0.02%	Townhouse	1.08%
Fixed Rate 10 Year	0.01%	Row Home	0.82%
Fixed Rate 15 Year	0.84%
Fixed Rate 20 Year	1.14%	Non-Owner Occupied	4.47%
Fixed Rate 25 Year	0.01%	Primary	93.80%
Fixed Rate 30 Year	23.97%	Second Home	1.73%
Fixed Rate 30 Year IO	0.59%
Fixed Rate 40 Year	23.12%	No Silent Second	92.23%
Interest Only	1.65%	Silent Second	7.77%
Not Interest Only	98.35%
		Top 5 States:
Prepay Penalty: N/A	34.37%	North Carolina	8.96%
Prepay Penalty: 12 months	5.01%	Pennsylvania	8.08%
Prepay Penalty: 24 months	27.89%	Florida	7.20%
Prepay Penalty: 30 months	1.94%	New Jersey	6.87%
Prepay Penalty: 36 months	29.93%	Ohio	5.45%
Prepay Penalty: 48 months	0.02%
Prepay Penalty: 60 months	0.83%
Prepay Penalty: 72 months	0.00%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 20 May 10, 2007

Cut-Off Date Principal Balances — Aggregate Mortgage Loans (a)
Cut-off Date Principal Balance ($)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average MortgageRate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

1 - 50,000	170	5,562,764.42	1.21%	9.925%	252	70.60%	604
50,001 - 100,000	778	60,285,761.77	13.09%	8.743%	369	83.79%	605
100,001 - 150,000	670	83,544,233.17	18.14%	8.489%	407	85.98%	608
150,001 - 200,000	431	74,850,623.88	16.25%	8.279%	416	86.05%	616
200,001 - 250,000	240	53,549,246.86	11.62%	8.253%	424	84.94%	609
250,001 - 300,000	175	47,850,060.19	10.39%	8.007%	422	84.29%	626
300,001 - 350,000	113	36,214,258.40	7.86%	7.970%	436	85.22%	629
350,001 - 400,000	66	24,760,460.09	5.38%	7.676%	440	85.01%	632
400,001 - 450,000	41	17,274,010.66	3.75%	7.784%	436	84.61%	632
450,001 - 500,000	27	13,004,717.75	2.82%	7.797%	423	85.10%	641
500,001 - 550,000	25	13,073,593.79	2.84%	7.887%	443	83.00%	626
550,001 - 600,000	9	5,143,279.73	1.12%	7.571%	452	85.07%	616
600,001 - 650,000	10	6,260,806.34	1.36%	8.201%	440	85.79%	596
650,001 - 700,000	11	7,405,827.65	1.61%	7.999%	466	79.45%	624
700,001 - 750,000	4	2,916,077.21	0.63%	7.761%	448	81.62%	619
750,001 - 800,000	2	1,530,328.16	0.33%	7.721%	476	89.18%	614
800,001 - 850,000	2	1,651,049.31	0.36%	7.404%	476	80.54%	634
850,001 - 900,000	1	853,951.15	0.19%	8.580%	475	95.00%	577
900,001 - 950,000	1	928,380.16	0.20%	6.550%	476	68.38%	645
Greater than or equal to 1,000,001	3	3,987,332.47	0.87%	7.715%	476	78.15%	605

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

(a) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $165,760

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Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 21 May 10, 2007

Mortgage Rates — Aggregate Mortgage Loans (a)
Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

5.000 - 5.499	1	191,066.40	0.04%	5.250%	339	79.67%	764
5.500 - 5.999	7	1,584,108.35	0.34%	5.776%	382	66.43%	684
6.000 - 6.499	85	23,277,972.07	5.05%	6.329%	404	72.99%	675
6.500 - 6.999	241	51,253,206.95	11.13%	6.771%	420	78.68%	651
7.000 - 7.499	322	62,159,563.22	13.49%	7.257%	420	82.30%	641
7.500 - 7.999	450	82,863,837.61	17.99%	7.772%	424	83.87%	624
8.000 - 8.499	317	52,981,295.19	11.50%	8.269%	427	85.46%	608
8.500 - 8.999	396	63,385,558.69	13.76%	8.773%	417	87.78%	596
9.000 - 9.499	346	50,613,198.12	10.99%	9.261%	420	88.45%	582
9.500 - 9.999	330	43,965,977.90	9.54%	9.757%	402	90.80%	589
10.000 - 10.499	135	15,604,448.74	3.39%	10.261%	405	93.06%	590
10.500 - 10.999	76	7,802,957.56	1.69%	10.739%	347	88.68%	595
11.000 - 11.499	27	2,194,386.71	0.48%	11.183%	349	86.47%	599
11.500 - 11.999	19	1,033,749.66	0.22%	11.784%	253	73.06%	563
12.000 - 12.499	12	927,100.97	0.20%	12.214%	264	79.82%	601
12.500 - 12.999	6	431,290.65	0.09%	12.657%	277	71.74%	609
13.000 - 13.499	2	57,453.07	0.01%	13.250%	97	61.09%	495
13.500 - 13.999	4	187,232.04	0.04%	13.654%	288	82.31%	598
14.500 - 14.999	3	132,359.26	0.03%	14.808%	194	81.24%	587

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

(a) As of the Cut-off Date, the weighted average mortgage rate of the Mortgage Loans was approximately 8.237% per annum

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Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 22 May 10, 2007

FICO Scores — Aggregate Mortgage Loans (a)
FICO Score	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Less than or equal to 0	2	37,772.41	0.01%	12.058%	114	25.51%	0
1 - 499	2	83,993.99	0.02%	12.599%	91	80.42%	483
500 - 519	100	13,168,342.11	2.86%	9.462%	404	77.80%	509
520 - 539	144	19,649,859.73	4.27%	9.225%	402	81.22%	530
540 - 559	205	29,851,517.57	6.48%	8.889%	411	84.01%	551
560 - 579	331	49,567,225.65	10.76%	9.001%	426	87.23%	572
580 - 599	417	69,876,266.95	15.17%	8.539%	422	86.75%	591
600 - 619	420	68,650,694.78	14.90%	8.116%	427	84.52%	609
620 - 639	388	65,157,650.66	14.14%	7.939%	413	85.73%	629
640 - 659	293	55,436,511.85	12.03%	7.780%	416	85.63%	649
660 - 679	202	39,274,155.09	8.53%	7.651%	414	83.78%	668
680 - 699	100	17,697,722.87	3.84%	7.582%	392	84.15%	690
Greater than or equal to 700	175	32,195,049.50	6.99%	7.402%	394	80.30%	730

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

(a) As of the Cut-off Date, the non-zero weighted average FICO score at the time of origination of the Mortgage Loans was approximately 616.

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Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 23 May 10, 2007

Combined Loan-to-Value Ratios — Aggregate Mortgage Loans (a)
Combined Loan-to Value (%)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

0.01 - 49.99	71	5,862,138.43	1.27%	8.262%	365	36.54%	614
50.00 - 59.99	90	12,188,433.25	2.65%	7.697%	389	55.54%	623
60.00 - 69.99	136	23,697,031.29	5.14%	7.527%	392	65.79%	628
70.00 - 79.99	361	58,889,231.45	12.79%	7.833%	395	75.43%	615
80.00	386	64,825,904.13	14.07%	7.786%	421	80.00%	620
80.01 - 84.99	196	35,757,895.24	7.76%	7.662%	419	82.66%	627
85.00	181	23,859,434.18	5.18%	8.465%	400	85.00%	588
85.01 - 89.99	244	49,581,835.58	10.76%	7.919%	420	87.80%	621
90.00	331	51,126,071.42	11.10%	8.714%	419	90.00%	603
90.01 - 94.99	217	40,750,433.17	8.85%	8.057%	426	92.33%	621
95.00 - 99.99	212	39,896,772.55	8.66%	8.605%	432	95.77%	619
100.00	353	54,157,705.19	11.76%	9.627%	429	100.00%	615

Total:	2,778	460,592,885.88	100.00%	8.237%	415	84.71%	616

(a) As of the Cut-off Date, the weighted average Combined Loan-to-Value ratio at origination of the Mortgage Loans was approximately 84.71%.

Original Terms to Maturity — Aggregate Mortgage Loans (a)
Original Term to Maturity (Months)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average MortgageRate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
120	5	58,196.41	0.01%	9.450%	38	43.77%	641
180	122	7,338,884.93	1.59%	9.311%	138	73.63%	614
240	63	5,249,321.89	1.14%	8.451%	212	77.07%	633
300	1	27,702.07	0.01%	10.475%	296	85.00%	515
348	1	111,165.55	0.02%	6.740%	342	81.01%	673
360	1,380	196,807,249.53	42.72%	8.242%	353	83.60%	620
480	1,207	251,054,242.78	54.50%	8.197%	477	86.08%	613

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

(a) As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans was approximately 421 months.

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Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 24 May 10, 2007

Remaining Terms to Maturity — Aggregate Mortgage Loans (a)
Remaining Term to Maturity (Months)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

1 - 60	4	40,825.60	0.01%	9.855%	28	48.38%	625
61 - 120	84	3,365,470.10	0.73%	10.444%	93	73.64%	595
121 - 180	66	5,482,678.15	1.19%	8.783%	170	74.26%	632
181 - 240	36	3,757,429.38	0.82%	7.862%	234	77.32%	633
241 - 300	72	6,038,070.36	1.31%	10.081%	277	77.39%	609
301 - 360	1,310	190,908,046.79	41.44%	8.183%	355	83.79%	621
Greater than or equal to 361	1,207	251,054,242.78	54.50%	8.197%	477	86.08%	613

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

(a) As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 415 months.

Rate Type — Aggregate Mortgage Loans
Rate Type	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Fixed Rate	1,525	234,877,874.33	50.99%	7.978%	399	83.30%	633
Adjustable Rate	1,254	225,768,888.83	49.01%	8.506%	433	86.18%	599

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 25 May 10, 2007

Product Type — Aggregate Mortgage Loans
Product Type	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Fixed - 10 Year	5	58,196.41	0.01%	9.450%	38	43.77%	641
Fixed - 15 Year	77	3,850,475.82	0.84%	8.878%	147	69.21%	611
Fixed - 20 Year	63	5,249,321.89	1.14%	8.451%	212	77.07%	633
Fixed - 25 Year	1	27,702.07	0.01%	10.475%	296	85.00%	515
Fixed - 30 Year	791	110,397,550.30	23.97%	7.987%	352	82.72%	634
Fixed - 30 Year IO	9	2,723,180.00	0.59%	6.808%	355	77.20%	682
Fixed - 40 Year	521	106,481,724.51	23.12%	7.885%	477	85.10%	631
Balloon - 15/30	45	3,488,409.11	0.76%	9.789%	128	78.51%	618
Balloon - 30/40	12	2,490,148.67	0.54%	7.919%	356	81.29%	643
ARM - 6 Month	1	176,353.63	0.04%	11.100%	338	85.00%	607
ARM - 2 Year/6 Month	476	63,239,159.89	13.73%	8.850%	355	84.91%	596
ARM - 2 Year/6 Month IO	13	3,646,833.20	0.79%	6.894%	354	81.30%	644
ARM - 2 Year/6 Month 30/40 Balloon	60	11,113,104.10	2.41%	8.049%	356	89.90%	587
ARM - 2 Year/6 Month 40/40	675	142,195,919.80	30.87%	8.431%	476	86.78%	600
ARM - 3 Year/6 Month	5	446,816.72	0.10%	11.504%	310	80.24%	595
ARM - 3 Year/6 Month IO	2	530,239.68	0.12%	6.689%	336	84.16%	674
ARM - 3 Year/6 Month 40/40	1	169,101.01	0.04%	7.900%	463	85.00%	641
ARM - 5 Year/6 Month	8	1,396,809.75	0.30%	8.957%	356	67.59%	633
ARM - 5 Year/6 Month IO	1	306,000.00	0.07%	7.240%	357	85.00%	658
ARM - 5 Year/6 Month 30/40 Balloon	2	341,053.59	0.07%	7.413%	347	79.32%	700
ARM - 5 Year/6 Month 40/40	9	1,799,577.46	0.39%	8.471%	475	90.26%	602
ARM - 2 Year/6 Month 40/40 IO	1	407,920.00	0.09%	6.830%	476	80.00%	647
Fixed - 29 Year	1	111,165.55	0.02%	6.740%	342	81.01%	673

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

Amortization Type — Aggregate Mortgage Loans
Amortization Type	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Interest Only	26	7,614,172.88	1.65%	6.860%	360	80.11%	660
Not Interest Only	2,753	453,032,590.28	98.35%	8.260%	416	84.79%	616

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 26 May 10, 2007

Interest Only Terms — Aggregate Mortgage Loans
Interest Only Term (Months)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

N/A	2,753	453,032,590.28	98.35%	8.260%	416	84.79%	616
60	26	7,614,172.88	1.65%	6.860%	360	80.11%	660

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

Prepayment Penalty Original Term — Aggregate Mortgage Loans
Prepayment Penalty Original Term (Months)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

N/A	1,007	158,339,699.47	34.37%	8.407%	415	84.80%	614
12	89	23,093,491.20	5.01%	7.864%	410	83.12%	630
24	718	128,469,152.92	27.89%	8.459%	433	86.43%	598
30	39	8,922,296.64	1.94%	8.041%	420	84.02%	627
36	871	137,869,446.91	29.93%	7.875%	405	83.59%	633
48	1	109,101.41	0.02%	10.000%	268	90.00%	545
60	54	3,843,574.61	0.83%	9.386%	242	74.36%	634

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

Lien Position — Aggregate Mortgage Loans
Lien Position	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

First Lien	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 27 May 10, 2007

Documentation Type — Aggregate Mortgage Loans
Documentation Type	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Full Doc	2,188	339,462,099.56	73.69%	8.165%	413	85.32%	616
SI	350	68,800,125.99	14.94%	8.656%	419	82.00%	624
AIV	205	48,187,649.00	10.46%	8.082%	432	84.49%	611
Lite Doc	36	4,196,888.61	0.91%	8.943%	331	81.88%	627

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 28 May 10, 2007

Loan Purpose — Aggregate Mortgage Loans
Loan Purpose	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Cash Out Refinance	1,784	314,689,661.16	68.31%	8.152%	420	83.91%	613
Rate/Term Refinance	506	84,505,526.50	18.34%	7.914%	412	84.89%	629
Purchase	489	61,451,575.50	13.34%	9.116%	398	88.58%	618

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

Property Type — Aggregate Mortgage Loans
Property Type	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Single Family	2,509	412,606,010.75	89.57%	8.248%	415	84.95%	615
Condo	92	17,013,776.85	3.69%	8.113%	420	83.38%	630
Duplex	74	13,223,480.54	2.87%	8.146%	418	83.38%	629
Triplex	23	5,547,229.43	1.20%	8.036%	433	75.43%	625
Townhouse	29	4,972,941.63	1.08%	8.245%	427	85.84%	614
Row Home	39	3,791,318.39	0.82%	8.511%	410	87.39%	616
Quadruplex	13	3,492,005.57	0.76%	7.831%	429	78.40%	649

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

Occupancy Type — Aggregate Mortgage Loans (a)
Occupancy Type	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Primary	2,570	432,101,539.15	93.80%	8.224%	416	85.00%	615
Non-Owner Occupied	173	20,586,501.97	4.47%	8.533%	393	80.21%	650
Second Home	36	7,958,722.04	1.73%	8.170%	417	80.87%	634

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

(a) Based on representations of the related borrowers at the time of origination.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 29 May 10, 2007

Credit Grades — Aggregate Mortgage Loans (a)
Credit Grade	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

A	1,815	322,628,874.27	70.04%	7.885%	415	84.53%	641
B	447	64,267,040.32	13.95%	9.087%	414	88.44%	579
C	517	73,750,848.57	16.01%	9.033%	417	82.23%	544

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

(a) See “Specific Underwriting Criteria; Underwriting Programs” in the prospectus for a description of the Sellers’ underwriting programs.

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Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 30 May 10, 2007

Geographic Location of Mortgaged Properties — Aggregate Mortgage Loans (a)
Geographic Location	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

North Carolina	264	41,266,174.16	8.96%	8.335%	419	84.84%	608
Pennsylvania	313	37,208,811.78	8.08%	8.318%	387	83.14%	609
Florida	170	33,174,739.81	7.20%	8.256%	424	83.61%	612
New Jersey	124	31,643,174.36	6.87%	8.057%	433	81.34%	625
Ohio	218	25,123,909.21	5.45%	8.639%	408	89.31%	605
Michigan	182	24,003,947.04	5.21%	8.628%	428	87.91%	615
Maryland	100	23,331,673.14	5.06%	7.795%	419	84.08%	612
California	66	23,242,118.88	5.05%	7.486%	430	75.15%	655
Virginia	94	20,609,939.69	4.47%	8.115%	434	84.52%	618
Georgia	129	20,039,297.13	4.35%	8.478%	420	88.19%	621
New York	73	18,437,059.63	4.00%	7.860%	401	81.22%	632
Massachusetts	49	13,334,969.29	2.89%	8.209%	444	83.80%	602
South Carolina	83	11,859,928.61	2.57%	8.596%	405	86.79%	609
Wisconsin	71	11,699,199.37	2.54%	8.403%	419	88.41%	615
Illinois	55	10,251,371.82	2.23%	8.298%	420	86.71%	627
Minnesota	44	9,667,720.86	2.10%	8.346%	435	87.49%	616
Indiana	75	8,844,772.24	1.92%	8.184%	386	87.77%	630
Missouri	63	8,366,017.54	1.82%	8.484%	396	88.23%	608
Arizona	32	7,628,200.43	1.66%	7.597%	406	83.67%	622
Connecticut	32	7,446,128.57	1.62%	7.986%	453	83.88%	598
Iowa	72	7,241,824.67	1.57%	8.631%	401	88.68%	607
Tennessee	60	6,937,683.04	1.51%	9.037%	384	89.71%	595
Delaware	41	6,549,851.72	1.42%	8.189%	417	83.81%	607
Rhode Island	20	5,292,153.10	1.15%	7.785%	461	86.05%	626
Nebraska	53	5,159,272.66	1.12%	8.603%	403	86.99%	609
Washington	21	5,100,704.39	1.11%	7.543%	416	77.38%	635
Kansas	39	4,779,997.09	1.04%	8.676%	400	89.71%	607
Colorado	23	4,277,398.17	0.93%	8.079%	411	87.06%	627
South Dakota	30	3,745,740.00	0.81%	8.307%	392	87.96%	615
New Hampshire	20	3,696,280.38	0.80%	8.665%	424	80.58%	591
Kentucky	33	3,187,264.71	0.69%	8.634%	365	90.64%	644
Oregon	13	2,644,179.94	0.57%	7.446%	422	81.70%	667
New Mexico	15	2,457,535.35	0.53%	7.726%	396	85.31%	625
Texas	25	2,102,216.87	0.46%	9.355%	342	85.91%	599
Oklahoma	22	2,040,678.23	0.44%	8.987%	340	88.38%	623
Utah	13	1,765,163.30	0.38%	8.703%	363	87.25%	613
Maine	10	1,288,741.07	0.28%	8.232%	355	85.97%	624
Montana	8	1,216,463.32	0.26%	8.299%	409	77.61%	601
North Dakota	8	1,085,922.23	0.24%	8.781%	383	91.00%	604
Nevada	3	1,059,124.15	0.23%	7.110%	386	88.52%	589
Idaho	5	864,298.45	0.19%	6.991%	453	75.76%	626
Wyoming	4	639,087.01	0.14%	8.142%	356	84.23%	638
Alabama	1	164,579.68	0.04%	8.990%	343	100.00%	627
Vermont	1	117,047.57	0.03%	8.380%	475	77.62%	606
Mississippi	1	45,132.67	0.01%	8.990%	86	65.00%	598
West Virginia	1	9,269.83	0.00%	11.890%	98	54.54%	558

Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

(a) No more than approximately 0.35% of the Mortgage Loans by principal balance are secured by mortgaged properties located in any one postal zip code area.

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Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 31 May 10, 2007

Gross Margins — Adjustable Rate Mortgage Loans (a)
Gross Margin (%)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

5.000 - 5.499	1	191,066.40	0.08%	5.250%	339	79.67%	764
5.500 - 5.999	5	794,717.93	0.35%	9.643%	319	83.09%	658
6.000 - 6.499	6	959,193.23	0.42%	7.374%	375	82.56%	644
6.500 - 6.999	1,224	221,696,996.62	98.20%	8.497%	434	86.20%	598
7.000 - 7.499	6	951,242.91	0.42%	8.891%	364	88.76%	683
7.500 - 7.999	4	569,864.66	0.25%	10.304%	333	86.14%	642
8.000 - 8.499	5	411,985.14	0.18%	10.879%	323	85.12%	638
8.500 - 8.999	1	68,405.64	0.03%	9.350%	344	94.52%	613
9.000 - 9.499	2	125,416.30	0.06%	12.097%	320	89.43%	594

Total:	1,254	225,768,888.83	100.00%	8.506%	433	86.18%	599

(a)    The information listed is applicable only with respect to the Adjustable Rate Mortgage Loans. As of the Cut-off Date, the weighted average gross margin of the Adjustable Rate Mortgage Loans was approximately 6.508%.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 32 May 10, 2007

Minimum Mortgage Rate —Adjustable Rate Mortgage Loans (a)
Minimum Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

5.000 - 5.499	1	191,066.40	0.08%	5.250%	339	79.67%	764
5.500 - 5.999	2	209,383.41	0.09%	9.522%	311	78.76%	601
6.000 - 6.499	21	6,354,432.72	2.81%	6.334%	411	76.38%	655
6.500 - 6.999	74	18,212,079.18	8.07%	6.899%	440	79.23%	631
7.000 - 7.499	113	23,527,121.86	10.42%	7.289%	439	82.39%	625
7.500 - 7.999	172	34,518,642.48	15.29%	7.876%	440	82.78%	611
8.000 - 8.499	169	29,010,402.08	12.85%	8.331%	436	84.98%	597
8.500 - 8.999	224	40,459,965.21	17.92%	8.806%	427	87.53%	586
9.000 - 9.499	200	30,330,561.62	13.43%	9.273%	429	88.46%	569
9.500 - 9.999	174	28,280,497.66	12.53%	9.752%	428	92.91%	587
10.000 - 10.499	73	10,395,395.38	4.60%	10.267%	435	95.39%	591
10.500 - 10.999	23	3,255,084.31	1.44%	10.724%	419	93.04%	599
11.000 - 11.499	7	934,399.00	0.41%	11.126%	420	90.31%	617
11.500 - 11.999	1	89,857.52	0.04%	11.630%	355	54.55%	569

Total:	1,254	225,768,888.83	100.00%	8.506%	433	86.18%	599

(a)    The information listed is applicable only with respect to the Adjustable Rate Loans. As of the Cut-off Date, the weighted average minimum mortgage rate of the Adjustable Rate Mortgage Loans was approximately 8.466%.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 33 May 10, 2007

Maximum Mortgage Rate —Adjustable Rate Mortgage Loans (a)
Maximum Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

11.000 - 11.499	1	191,066.40	0.08%	5.250%	339	79.67%	764
12.000 - 12.499	20	6,178,432.74	2.74%	6.329%	413	76.27%	656
12.500 - 12.999	71	17,712,615.78	7.85%	6.887%	440	79.23%	631
13.000 - 13.499	111	22,768,033.56	10.08%	7.268%	438	82.16%	626
13.500 - 13.999	170	34,345,165.50	15.21%	7.838%	440	82.73%	611
14.000 - 14.499	165	28,488,452.81	12.62%	8.292%	437	84.79%	594
14.500 - 14.999	228	41,448,813.77	18.36%	8.800%	428	87.64%	588
15.000 - 15.499	202	30,916,985.56	13.69%	9.265%	429	88.52%	571
15.500 - 15.999	181	28,930,403.09	12.81%	9.741%	426	92.56%	587
16.000 - 16.499	73	10,395,395.38	4.60%	10.267%	435	95.39%	591
16.500 - 16.999	23	3,255,084.31	1.44%	10.724%	419	93.04%	599
17.000 - 17.499	7	934,399.00	0.41%	11.126%	420	90.31%	617
17.500 - 17.999	2	204,040.93	0.09%	11.487%	316	67.52%	542

Total:	1,254	225,768,888.83	100.00%	8.506%	433	86.18%	599

(a)    The information listed is applicable only with respect to the Adjustable Rate Loans. As of the Cut-off Date, the weighted average maximum mortgage rate of the Adjustable Rate Mortgage Loans was approximately 14.489%.

Initial Rate Caps —Adjustable Rate Mortgage Loans (a)
Initial Rate Cap (%)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

1.000	2	274,519.23	0.12%	11.511%	324	86.48%	599
1.500	2	168,158.42	0.07%	12.080%	303	86.38%	586
2.000	1	130,098.45	0.06%	12.875%	307	80.00%	616
3.000	1,249	225,196,112.73	99.75%	8.497%	433	86.19%	599

Total:	1,254	225,768,888.83	100.00%	8.506%	433	86.18%	599

(a)    The information listed is applicable only with respect to the Adjustable Rate Loans. As of the Cut-off Date, the weighted average initial rate cap of the Adjustable Rate Mortgage Loans was approximately 2.996%.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 34 May 10, 2007

Periodic Rate Caps —Adjustable Rate Mortgage Loans (a)
Periodic Rate Cap (%)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

1.000	32	4,600,392.59	2.04%	9.340%	335	87.28%	660
1.500	1,220	220,895,050.35	97.84%	8.490%	435	86.17%	598
2.000	2	273,445.89	0.12%	7.648%	335	74.19%	630

Total:	1,254	225,768,888.83	100.00%	8.506%	433	86.18%	599

(a)    The information listed is applicable only with respect to the Adjustable Rate Loans. As of the Cut-off Date, the weighted average periodic rate cap of the Adjustable Rate Mortgage Loans was approximately 1.490%.

30 Day Delinquency Experience of Pool Assets Since Origination (1)
Times 30 Days Delinquent	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance

0	2,486	421,128,722.82	91.42%
1	149	22,583,075.95	4.90%
2	62	9,176,747.88	1.99%
3	19	2,118,552.68	0.46%
4	21	2,838,933.45	0.62%
5	12	892,319.34	0.19%
6	15	1,013,312.73	0.22%
7	7	408,927.52	0.09%
8	6	350,195.13	0.08%
9	2	135,975.66	0.03%
Total	2,779	460,646,763.16	100.00%

(1) Delinquency percentages are calculated based on the number of days payments are contractually past due and assumes 30-day months.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2007-A Preliminary Marketing Materials	Page 35 May 10, 2007

60+ Day Delinquency Experience of Pool Assets Since Origination (1)

Times 60+ Days Delinquent	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance

0	2,745	458,092,308.30	99.45%
1	19	1,451,851.60	0.32%
2	6	360,987.05	0.08%
3	4	492,320.59	0.11%
4	1	39,026.56	0.01%
6	2	146,558.84	0.03%
8	1	53,988.14	0.01%
10	1	9,722.08	0.00%
Total	2,779	460,646,763.16	100.00%

(1) Delinquency percentages are calculated based on the number of days payments are contractually past due and assumes 30-day months.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.